UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                  CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): February 13, 2009

                           CIENEGA CREEK HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Nevada                        000-53364            20-5432794
(State or Other Jurisdiction     (Commission File      (IRS Employer
     of Incorporation)                 Number)          Identification No.)


                   9181 S Antler Crest Drive, Vail, Arizona 85641
                 (Address of Principal Executive Offices) (Zip Code)

                                   520-275-8129
                (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01. Other Events.

On February 13, 2009 the Board of Directors (The Board) of Cienega Creek Holdings, Inc. (The Company) approved a stock repurchase agreement between the Company and the estate of one of the Company's former directors. The agreement calls for the repurchase and retirement of all shares of the Company's common stock held by the estate. Pursuant to the agreement, the company will purchase 7,000,000 restricted shares or common stock at par value (US$0.001) for total consideration of US$7,000.

The agreement requires Michael P. Giertych Estate (Seller) to release any claim and ownership to the shares and deliver all stock certificates to the Company's transfer agent for cancellation. As of March 2, 2009 the company had 9,294,250 shares of common stock outstanding. Upon completion of the agreement the company will have 2,294,250 shares of common stock outstanding.

As reported by the Company on Form 8-K Current Report filed September 16, 2008, Mr. Giertych's death occured in May, 2008. Mr Giertych was one of the Company's founders, directors, and majority shareholder.




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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 2, 2009                        CIENEGA CREEK HOLDINGS, INC.

                                          By:    /s/ Michael A. Klinicki
                                                     Michael A. Klinicki
                                                     President